EXHIBIT 10.1

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

RESTATED Export AGREEMENT

(As Fully Restated on May 9, 2017)

This Restated Export Agreement (this “Agreement”), entered into as of May 9, 2017, between Gosling-Castle Partners Inc. (f/k/a Gosling Partners Inc.), a Delaware corporation (the “Company”), and Gosling’s Export (Bermuda) Limited, a company organized under the laws of Bermuda (“GXB”), is for the sole purpose of restating that Export Agreement entered into as of February 14, 2005, as amended by Amendment No. 1 to Export Agreement on February 18, 2005, further amended by Amendment No. 2 to Export Agreement on July 25, 2012, further amended by Amendment No. 3 to Export Agreement on June 9, 2015 and further amended by Amendment No. 4 to Export Agreement on March 29, 2017 (as amended, the “Export Agreement”).

WHEREAS, the parties are interested in pursuing global sales of GXB’s Products (as defined below) and to maximize the distribution of the Products in the Territory (as defined below); and

WHEREAS, the parties are hereby restating the Export Agreement in its entirety for the sole purpose of reflecting the initial agreement with all amendments made prior hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions.

a.	“Case” shall mean (i) for rums, twelve (12) bottles of 750 ml. each or an equivalent nine (9) liter volume, (ii) for Goslings Dark ‘n Stormy RTD, four (4) cases of six four-packs that aggregate to one liter each per four pack, or an equivalent twenty four (24) liter volume, and (iii) for Goslings Rum Swizzle RTD, two (2) cases of six bottles of 1.75 liter each, or an equivalent twenty one (21) liter volume.

b.	“Castle” shall mean Castle Brands Inc.

c.	“Contract Year” shall mean any twelve (12) month period beginning on the first day of April and ending on the last day of March of the following calendar year.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

d.	“Industry Buyer” shall mean an entity whose primary business is the sale of beverage alcohol products.

e.	“Initial Term” shall mean the period commencing on April 1, 2005 and continuing for twenty-five (25) years thereafter.

f.	“Intellectual Property Rights” shall mean registered or unregistered trademarks, trade names, including, but not limited to, Gosling’s Black Seal® Rum, Gosling’s Gold Rum®, Gosling’s Old Rum®, Goslings Stormy Ginger Beer and GOSLING’S SINCE 1806 STORMY GINGER BEER ALL NATURAL THE REFRESHING ZIP OF GINGER, patents, patent applications, patent rights (including any patents issuing on such applications or rights), service marks, trade dress, licenses, technology and all other intellectual property, including, without limitation, all computer programs, formulas, databases, know-how, trade secrets used or held for use in connection with the Products.

g.	“Renewal Term” shall mean the period commencing the first day following the end of the “Initial Term” or any subsequent “Renewal Term” and continuing for ten (10) years thereafter.

h.	“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, or other entity.

i.	“Products” shall mean all of the products set forth on Schedule I hereto.

j.	“Territory” shall include all national or international markets with the exception of Bermuda.

k.	“Trademarks” shall mean all trademarks, brand names and logo design used on or in connection with Products.

l.	“Ginger Beer Case” shall mean twenty-four (24) twelve (12) fluid ounce cans (288 fluid ounces) or equivalent volume of ginger beer in different packaging formats, including, but not limited to, the equivalent volume of ginger beer produced from the “bag-in-box” packaging format.

m.	“Ginger Beer Percentage” shall mean as follows: (i) if total Ginger Beer Case sales by Polar or another GXB – authorized manufacturer to the Company are less than [ * ] Ginger Beer Cases for the last twelve full months prior to the time of a sale, the Ginger Beer Percentage shall be [ * ]% of the sale Proceeds; and (ii) to the extent that Ginger Beer Case sales by Polar or another GXB – authorized manufacturer to the Company are greater than or equal to [ * ] Ginger Beer Cases for the last twelve full months prior to the time of a sale, the Ginger Beer Percentage shall increase by an additional [ * ]% of the sale Proceeds for each additional [ * ] Ginger Beer Cases sold during the last twelve full months prior to the time of a sale, subject to a maximum Ginger Beer Percentage of [ * ]% at [ * ] Ginger Beer Case sales or more; provided, however, that to the extent that total Ginger Beer Case sales by Polar or another GXB – authorized manufacturer to the Company are greater than or equal to [ * ] Ginger Beer Case sales for the last twelve full months prior to the time of a sale, the Ginger Beer Percentage shall be increased by an additional [ * ]% of the sale Proceeds less any amounts received by the Company from Polar Corp. pursuant to Section 6 of the Polar Agreement.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

n.	“Polar Agreement” shall mean that certain Manufacturing and Distribution Agreement dated April 1, 2009, by and between GXB and Polar Corp., as amended by Amendment No. 1 thereto, dated March 29, 2017.

o.	“Supermajority” shall mean the members of the Board of Directors of the Company representing in the aggregate at least (A) 81% of the outstanding shares of common stock of the Company, and (B) either (1) the member of the Board of Directors appointed by E. Malcolm B. Gosling or (2) the member of the Board of Directors appointed by Gosling’s Limited.

p.	“Proceeds” shall mean proceeds received less any reasonable legal, brokerage, and other transaction costs directly related to the sale which are actually incurred by GXB.

2. Assignment of Rights.

(a) GXB hereby assigns its global distribution rights (excluding Bermuda) to all Products to the Company for the Term of this Agreement and hereby appoints the Company as its exclusive authorized global exporter of the Products in the Territory. In connection therewith, GXB hereby grants the Company a license for the use of its global Trademarks (excluding Bermuda) for the Products for the Term of this Agreement, it being understood that such license does not include using such Trademarks on merchandise or other goods aside from the Products themselves and marketing or promotional materials relating to the advertising and distribution thereof by the Company. The Company hereby acknowledges and agrees that, notwithstanding the Company’s rights as exclusive global distributor (excluding Bermuda) of the Goslings Ginger Beer Products and licensee of the related Trademarks, GXB shall be permitted to perform its obligations under the Polar Agreement. The past or future performance by GXB of its obligations in accordance with the requirements of the Polar Agreement shall not constitute a breach or other violation of this Agreement by GXB. The Company and GXB hereby acknowledge and agree as follows for the Term for this Agreement: (i) GXB does hereby delegate to the Company GXB’s approval rights contained in Section 5 of the Polar Agreement; provided that the Company shall consult with GXB and take GXB’s input into consideration prior to exercising any approval rights thereunder; and provided, further, that any such approval or disapproval shall be dealt with through GXB and not directly with Polar Corp.; (ii) GXB does hereby assign to the Company GXB’s rights to receive liquidated damages from Polar Corp, contained in Section 5 of the Polar Agreement; provided that the Company shall reimburse GXB for any costs or expenses (including attorneys’ fees) incurred by GXB in enforcing the right to such liquidated damages; and (iii) the Company will indemnify and hold GXB harmless with respect to any and all costs, expenses (including attorneys’ fees), damages, losses or other expenses, including any payments required to be made by GXB to Polar Corp., under (A) the penultimate sentence of the second paragraph of Section 2.e. of the Polar Agreement (relating to commissions on sales outside of North America), and (B) the last three sentences of the first paragraph of Section 5 of the Polar Agreement (relating to sales to Protected Customers (as defined therein)), and (C) as a result of any sales by the Company’s resellers or distributors to Protected Customers that could have been prevented by the Company without it having to exercise commercially unreasonable efforts.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b) The compensation to GXB by the Company for the assignment of these global distribution rights is a total payment of $2,500,000, payable in four equal installments of $625,000 at April 1, 2005, October 1, 2005, April 1, 2006 and October 1, 2006.

(c) On April 1, 2005, the beginning of the Initial Term, GXB shall assign all of its rights, title and interest in and to the National Distribution Agreement, effective January 1, 2005, between GXB and Castle (as amended to reflect an initial term of twenty-five (25) years, commencing from April 1, 2005) (the “National Distribution Agreement”) to the Company.

(d) GXB further agrees to assign all of its rights, title and interests in and to that certain distribution agreement to be entered into at a subsequent date between GXB and Castle with respect to the United Kingdom market (the “UK Distribution Agreement”).

All rights and obligations of the parties specified in the National Distribution Agreement and the UK Distribution Agreement shall remain in full force and effect to the extent that those two agreements are not inconsistent with the terms and conditions of this Agreement. If there are inconsistencies between those agreements and this Agreement, the terms and conditions of this Agreement shall prevail.

3. Intellectual Property Rights.

a. Acknowledgement. The Company acknowledges GXB’s exclusive right, title and interest in and to any and all Intellectual Property Rights embodied in or pertaining to the Products and that, except as to the sales proceeds specified in Section 4 of this Agreement, or any other agreement between the parties, the Company shall acquire no rights whatsoever in or to any of such Intellectual Property Rights and that all usage of such Intellectual Property Rights by the Company shall inure to the benefit of GXB.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

b. Notices, Marks, Legends and Name. The Company shall not alter, remove, cover, or add to, in any manner whatsoever, any patent notice, copyright notice, trademark, service mark, trade name, serial number, model number, brand name or legend that GXB may attach or affix to the Products. The Company shall not market the Products under any name, sign or logo other than the trademarks authorized to be used by GXB from time to time.

c. Third Party Claims. The Company shall promptly notify GXB (a) of any claims or objections that its use of the Intellectual Property Rights in connection with the distribution of the Products has or may infringe the Intellectual Property Rights of any other Person, and (b) of any and all infringements, imitations, illegal use, or misuse, by any Person, of GXB Intellectual Property Rights which come to its attention; provided, however, that the Company shall not take any legal action relating to the protection of GXB Intellectual Property Rights without the prior written approval of GXB; and provided further that the Company shall render to GXB at GXB’s expense, all reasonable assistance in connection with any matter pertaining to the protection of GXB’s Intellectual Property Rights.

d. Indemnity. GXB shall defend at its own expense any action brought against the Company to the extent that such action is based on a claim that the use or supply of any Product in the Territory infringes the Intellectual Property Rights of any other Person and shall pay any costs and damages finally awarded against the Company in any such action which are attributable to any such claim. GXB’s obligation under the preceding sentence is subject to the conditions that (a) the Company shall promptly have notified GXB in writing of any such claim, and (b) GXB shall have had sole control of such defense and all negotiations for any settlement or compromise. In the event any Product shall become, or in GXB’s opinion is likely to become, the subject of any infringement claim, GXB shall have the right to instruct the Company to refrain from supplying the Product or to take such other steps as GXB may consider appropriate in order to limit its liability exposure.

4. Sale of Trademarks and Right of First Refusal.

a. GXB shall retain title to the Trademarks and its other Intellectual Property Rights for all of its portfolio brands. In the event GXB decides to sell any or all of its Trademarks (or other Intellectual Property Rights) relating to the Products (other than Goslings Stormy Ginger Beer) during the Term of this Agreement, the Company shall have a right of first refusal to purchase said Trademark(s) (and Intellectual Property Rights, if applicable) at the same price being offered by a bona fide third party offerer. Within 30 days of receipt of a third party offer, GXB shall give written notice to the Company stating the price, terms and the potential purchaser of the Trademarks and Intellectual Property Rights. The option to purchase the Trademarks and Intellectual Property Rights shall be exercisable by notice given to GXB by the Company at any time within 20 days of the receipt of the notice.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

If the Company does not exercise its option within said 20 day period, or in the event the Company waives its right of first refusal then, in said event, Castle shall acquire an identical right of first refusal and GXB shall promptly give written notice to Castle stating the price, terms and the potential purchaser of the Trademarks and Intellectual Property Rights. The option to purchase the Trademarks and Intellectual Property Rights shall be exercisable by notice given to GXB at any time within 20 days of the receipt of the notice to the Company. If either the Company or Castle exercises it right of first refusal, the party exercising such right shall have 180 days within which to consummate the purchase of such Trademarks and Intellectual Property Rights on the terms set forth in the notice.

If neither the Company nor Castle exercises its option within the applicable time period set forth above, GXB may, at any time within 180 days following the expiration of the 20 day option period, sell the Trademarks and Intellectual Property Rights to the third party offeror.

If an offer is reduced following the Company’s or Castle’s waiver of its right of first refusal, the Company and Castle shall have a new right of first refusal at the reduced price.

b. Rum Products – Sharing. In the event GXB should decide to sell any or all of its portfolio Products (other than Goslings Stormy Ginger Beer) and/or Trademark(s) (other than Goslings Stormy Ginger Beer), whether sold directly or indirectly through the sale of stock of GXB or its parent company, to a third party, the Company or Castle, then, in recognition of the facts that (1) the Company has enhanced the value of the Trademarks through its marketing investments and sales performance under this Agreement, and (2) the Company may henceforth no longer have the opportunity to earn a full return on its investments in the brand(s) being sold, GXB agrees to share the Proceeds of any such sale with the Company pursuant to the following formula:

i. If total Case sales by GXB to the Company are less than [ * ] Cases for the last twelve full months prior to the time of a sale, the Company shall receive [ * ]% of the sale Proceeds.

ii. To the extent that Case sales are greater than [ * ] Cases but less than [ * ] cases, the Company shall be entitled to an additional [ * ]% of the Proceeds for each additional [ * ] Cases sold during the prior full twelve months (growing to a level of [ * ]% at [ * ] cases).

iii. To the extent that Case sales exceed [ * ] Cases, the Company shall be entitled to an additional [ * ]% of the Proceeds for each additional [ * ] Cases sold over [ * ] cases during the prior full twelve months, subject to a maximum of [ * ]% of the sales Proceeds for Case sales of [ * ] or more.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

iv. If the Company no longer holds the distribution rights to Products at the time of a sale of Products and/or Trademarks, then the Company’s share of earned Proceeds shall decline at the rate of [ * ]% per Contract Year from the Proceeds that would have been payable if the Company still held said distribution rights; beginning with the first Contract Year following non-renewal of the Company’s distribution rights. (For example, if the Company’s shares were [ * ]% at the time it no longer holds the distribution rights, that percentage would decline at the rate of [ * ]% per year for [ * ] years.)

v. In the event that one or more of the Products are sold, the Case amounts above will be reduced to an amount mutually acceptable to the parties.

vi. For the avoidance of doubt, the provisions of this Section 4(b) do not apply to the Products or Trademarks relating to Goslings Stormy Ginger Beer or proceeds of a sale thereof.

c. GSGB Products – Sharing.

i. In the event GXB should decide to sell the Products or Trademarks relating to Goslings Stormy Ginger Beer, whether sold directly or indirectly through the sale of stock of GXB or its parent company, to a third party, the Company or Castle, then, GXB agrees to share with the Company an amount equal to the Ginger Beer Percentage of the Proceeds of any such sale.

ii. If the Company no longer holds the distribution rights to Goslings Stormy Ginger Beer at the time of a sale of the Products or Trademarks relating to Goslings Stormy Ginger Beer, then the Company’s share of earned Proceeds shall decline at the rate of [ * ]% per Contract Year from the Proceeds that would have been payable if the Company still held said distribution rights; beginning with the first Contract Year following non-renewal of the Company’s distribution rights. (For example, if the Company’s shares were 10% at the time it no longer holds the distribution rights, that percentage would decline at the rate of [ * ]% per year for 10 years.)

d. It shall be GXB’s obligation to register, at its expense, the Trademarks for all portfolio Products in all export markets identified by mutual agreement of the parties.

5. Product Portfolio.

The Company shall not sell any branded items other than Products without the approval of members of the Board of Directors of the Company representing a Supermajority. The Company shall have a right of first refusal to add to Products any new brands introduced by GXB.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

6. Prices and Terms of Sale.

a. Initial prices to be charged by GXB for the sale of its portfolio Products to the Company are listed in Schedule II attached hereto. Price increases by GXB are to be restricted to recovery of actual cost of production increases incurred by GXB. Schedule I may be amended by mutual agreement of the parties at any time. The Company shall pay the full amount of the purchase price for Products within 60 days after the date of invoice to the Company.

b. The price charged by GXB for the Products is exclusive of all taxes, including national and local sales, use or value-added taxes, customs duties, withholding taxes or similar charges imposed by any governmental entity after the Products has been delivered to the destination designated by the Company. The Company shall pay for all such taxes, assessments or charges, without reduction in the purchase price charged by GXB.

7. Warranty.

GXB warrants for a period of twelve (12) months from the date of delivery of the Products to the Company that the Products will be of merchantable quality and fit for human consumption, provided that following delivery the Products are handled and stored in a manner that is commercially reasonable for the storage of beverage alcohol products. In the event the Company claims a breach of the warranty within the warranty period, GXB shall refund the purchase price therefore, including freight, insurance and other charges to the Company. GXB shall indemnify and hold the Company harmless against any proven direct damages and proven direct losses resulting from the non-conformance of the Products with this warranty, or any punitive, incidental, special or consequential damages, awarded to a third party which result from the product quality under the warranty or through no fault or negligence by of the Company (i.e. human consumption of any Product past the warranty period if sold by the Company prior to the expiration of such warranty period). Otherwise, to the extent permitted by applicable law, the Company waives any claims for incidental, special or consequential damages or other losses including lost profits.

8. Sales and Marketing Budget.

The Company will prepare an annual Contract Year financial plan (the “Financial Plan”), which will be submitted for review and approval by the Company Board of Directors. The Financial Plan will be designed to maintain an aggressive growth in GXB Products, while also producing a reasonable profit for the Company and it stockholders. The Financial Plan will include the level of proposed sales as well as proposed marketing expenditures. It is the objective to keep the losses, if practical, to a maximum of $750,000 in the first Contract Year and $500,000 and $250,000, respectively, for the second and third Contract Year.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

9. Term.

The Initial Term of this Agreement shall be twenty-five (25) years. Provided that this Agreement has not sooner terminated in accordance with Section 10, upon expiration of the Initial Term, the Agreement will automatically renew for ten (10) year periods (“Renewal Terms” and together with the Initial Term, the “Term”) as long as the Company shall have sold a number of Cases during the Initial Term or any Renewal Term (the “Threshold Amount”), which reflects a rate of growth in Case sales during such period that is equal to or exceeds the [ * ] or does not exceed the [ * ] rate of rum sales in the U.S. during such period, as reported by [ * ], or other mutually acceptable industry data supplier. The Threshold Amount may be amended at any time by mutual agreement of the parties to reflect a new Threshold Amount for the Initial Term or any Renewal Term.

10. Termination.

(a) This Agreement may be terminated by written notice, effective on the date such written notice is received, after the occurrence of any of the following events:

i.	By GXB upon failure of the Company to achieve the performance requirements as specified in Section 9;

ii.	By either party upon any material breach of this Agreement by the other party, other than by Force Majeure, provided that the non-breaching party shall give to the breaching party written notice of such breach or default and shall request that such breach or default be cured. If the breaching party shall fail to cure such breach or default within thirty (30) days of the date of the notice of breach or default, the non-breaching party may terminate this Agreement immediately by giving written notice of termination to the breaching party;

iii.	By either party if the other party, pursuant to or within the meaning of the Unites States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

iv.	By either party if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for the relief against the other party in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the other party or substantially all of the other party’s properties; or (iii) orders the liquidation of the other party, and in each case the order or decree is not dismissed within 180 days; or

v.	By GXB upon any sale contemplated in Section 4(a) to an Industry Buyer or any sale contemplated in Section 4(c), provided, if less than substantially all of the Trademarks for the Products are sold, such termination shall be solely as to the specific Products for which the Trademarks have been sold.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b) Additionally, this Agreement may be terminated by the mutual written consent of GXB and the Company pursuant to the approval of the members of the Board of Directors of the Company representing a Supermajority.

(c) All parties warrant and covenant that, upon expiration or termination, no party will take any action to impair or diminish the goodwill or business of another party and no party will disclose any confidential information about another party.

(d) Any termination of the Agreement will not eliminate the potential participation by the Company in a sale of the brands or Trademarks, as set forth in Section 4.

11. Compliance with Applicable Laws.

The Company shall at all times strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement or the activities of the Company. The Company further agrees to make, obtain, and maintain in force at all times during the term of this Agreement, all material filings, registrations, reports, licenses, permits and authorizations (collectively “Authorizations”) required under applicable law, regulation or order in order for the Company to perform its obligations under this Agreement, although it is recognized that the Company is primarily organized as a marketing company. GXB shall provide the Company with such assistance as the Company may reasonably request in making or obtaining any such Authorizations.

12. General Provisions.

a. Waivers. The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

b. Entire Agreement and Amendments. This Agreement and the purchase orders accepted by GXB hereunder, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by each party. Approvals or consents hereunder of a party shall also be in writing.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

c. Severability. If any term of this Agreement is in violation of, or prohibited by, any applicable law or regulation, such term shall be deemed as amended or deleted to conform to such law or regulation without invalidating or amending or deleting any other term of this Agreement.

d. Assignment. Because of the importance of the personal relationships of the parties and the mutual levels of trust established between them, it is agreed that none of the rights or obligations created by this Agreement shall be assignable by either party without the written consent of the other party, which consent cannot be unreasonably withheld. In the event of an assignment of this Agreement, the Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Furthermore, the terms and condition set forth herein and the rights and obligations of the parties under this Agreement shall not be affected by a change of control of the Company; provided that upon any such change of control, any sale or transfer of shares of the Company by the new controlling person shall be subject to the approval of GXB.

Notwithstanding the foregoing, GXB is free to sell its Products and/or Trademarks, subject to Section 4 hereof and the stockholders of the Company are free to sell their shares subject to any current or future restrictions governing such shares.

e. Future Investors. Nothing contained in this Agreement shall preclude the Company from selling any of its capital stock to any future investor nor shall anything contained herein grant GXB a right to advise, require or compel the Company to accept or reject any future purchaser of its capital stock. Furthermore, in the event the Company does sell any shares of its capital stock, this Agreement shall remain in full force and effect.

f. Force Majeure. Neither party shall be liable to the other party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the party obliged to perform, including but not limited to, strikes or other labor difficulties, acts of God, acts of government (in particular with respect to the refusal to issue necessary import or export licenses), war, riots, embargoes, terrorists attacks, or inability to obtain supplies (“Force Majeure”). If Force Majeure prevents or delays the performance by a party of any obligation under this Agreement, then the party claiming Force Majeure shall promptly notify the other party thereof in writing and the parties shall use their best efforts to continue performance under the Agreement.

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

g. Governing Law; Arbitration. The rights and obligations of the parties under this agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods but instead shall be construed and enforced in accordance with the laws of the State of New York, in the United States of America without giving effect to principles of conflict of laws. In the event any disagreement or dispute among the parties arises under or out of this Agreement, including termination issues, such disagreement or dispute shall be submitted to Judicial Mediation Services, Inc., a professional arbitration service consisting of retired Federal and State judges (“JAMS”) for binding arbitration unless the parties mutually agree upon an alternative dispute resolution service. The arbitration shall be conducted in accordance with the rules of JAMS or such other dispute resolution service as might be agreed upon and shall be held in New York, New York. Any award made by JAMS or such other dispute resolution service as might be agreed upon shall be binding upon the parties. Binding arbitration shall be the exclusive remedy for breach of this Agreement by any party. The parties shall share equally all costs of arbitration other than representation by counsel which shall be at each party’s own expense.

h. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (w) when delivered if delivered personally, (x) when sent if sent by telecopy, with a confirmation promptly sent by way of one of the methods permitted in this Section or by U.S. mail, postage prepaid, (y) the day after deposit with an overnight courier service marked for overnight delivery, or if deposited with an overnight courier service marked for non-overnight delivery, the number of days after delivery as specified to such courier service or (z) five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, in each case to the parties at the following addresses and/or telecopier numbers (or such other address or telecopier number for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company:

Gosling-Castle Partners Inc.

122 East 42nd Street, Suite 5000

New York, New York 10168

Telecopy No.: (646) 356-0222

Attention: E. Malcolm B. Gosling, President and CEO

If to GXB:

Gosling’s Export (Bermuda) Limited

PO Box HM827,

Hamilton, HM CX

Bermuda

Telecopy No.: (441) 292-1775

Attention: E. Malcolm B. Gosling, President

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the parties have caused this Restated Export Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

GOSLING-CASTLE PARTNERS INC.

By:	/s/ Richard Lampen
Name:	Richard Lampen
Title:	Director

GOSLING’S Export (Bermuda) Limited

By:	/s/ E. Malcolm B. Gosling
Name:	E. Malcolm B. Gosling
Title:	President

[Signature Page to Restated Export Agreement]

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

SCHEDULE I

Products

-	Goslings Black Seal(R) Rum

-	Goslings Gold Rum(R)

-	Goslings Old Rum(R)

-	Goslings Dark ‘n Stormy RTD

-	Goslings Rum Swizzle RTD

-	Goslings Stormy Ginger Beer

NOTE: PORTIONS OF THIS EXHIBIT MARKED WITH A “[ * ]” ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THE COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

SCHEDULE II

Prices

1.	The initial price to be charged by GXB for the sale of rum Products to the Company shall be calculated pursuant to the formula set forth below:

- Manufacturer’s Cost + Producer’s Profit

Manufacturer’s Cost shall mean the actual cost of manufacturing, as documented, excluding allocations of corporate overhead.

Producer’s Profit for all rum Products shall be increased, effective as of April 1, 2014, from [ * ] per rum Case to [ * ] per rum Case for any rum Case in excess of [ * ] rum Cases during any annual period beginning on April 1st. For the Ready To Drink (“RTD”) Products, including, without limitation, the Goslings Dark ‘n Stormy RTD and the Goslings Rum Swizzle RTD, Producer’s Profit shall be calculated based on a per equivalent Case (12 x 750 ml) of eighty proof Goslings rum actually utilized in the RTD product.

2. The price to be charged by GXB for the sale of Ginger Beer Products to the Company shall be determined as provided in Section 2 and Schedule B of the Polar Agreement. As of March 23, 2017, the current case price (ex. warehouse) of Goslings Stormy Ginger Beer, 12 oz. cans - 4-6 Pk., is $[ * ].